FORM OF

                    WARRANT TO PURCHASE COMMON STOCK
                           at $.01 Per Share


The Warrant represented by this certificate and the shares of Common Stock issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act. The Warrant Shares subject to purchase hereunder may be reduced in whole or in part in accordance with the provisions of
Section 3.2 hereof and shall vest in accordance with the provisions of Section 3.2 hereof.

        Certificate Number                              Certificate for

   This certificate is transferable                         Warrants
       in Durham, North Carolina


                     COASTAL PHYSICIAN GROUP, INC.

          Incorporated under the laws of the State of Delaware


         THIS  CERTIFIES  THAT,  for  value  received,
[________________],   or registered  assigns, is entitled to purchase
from COASTAL PHYSICIAN GROUP, INC., a Delaware corporation (the "Company"), at any time after the Warrants have vested in accordance with Section 3.2 hereof, and from time to time after the date of this Warrant and prior to 5:00 p.m., Eastern time, on the Expiration Date, at the purchase price of $.01 per share (as such price may be adjusted pursuant to Section 7, the "Warrant Price") the total number of shares of common stock, $.01 par value per share (together with associated Preferred Share Purchase Rights, the "Common Stock"), which is equal to the number of Warrants set forth above (as such number of shares may be adjusted pursuant to Section 3.2 and Section 7, the "Warrant Shares"). Terms not otherwise defined herein have the meanings stated in Section 20.

                               SECTION 1.
                      TRANSFERABILITY OF WARRANTS

1.1      Warrant Register and Registration.

         The Secretary of the Company shall keep or cause to be kept at the office of the Company books for the registration and transfer (the "Warrant Register") of this Warrant certificate and any other Warrant certificate issued hereunder (collectively including the initial Warrant, the "Warrants"). The Warrants shall be numbered and shall be registered in the Warrant Register as they are issued. The Company and the Secretary of the Company shall be entitled to treat a person as the owner in fact for all purposes of each Warrant registered in such person's name (each registered owner is herein referred to as a "holder" of such Warrant) and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

1.2      Transfer.

         The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the holder or by his duly authorized attorney or representative, which endorsement shall be guaranteed by a bank or trust company located in the United States of America or by a broker or dealer that is a member of a registered national securities exchange, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Secretary of the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Secretary of the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The holder may transfer the Warrants and the Warrant Shares without registration under the Securities Act of 1933 only if the holder shall deliver to the Company an opinion of counsel of the holder, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel (including, without limitation, O'Melveny & Myers which counsel shall be satisfactory to the Company for this purpose), to the effect that such registration is unnecessary. All transfers of the Warrants and the Warrant Shares are also subject to the provisions of Section 7.4.

1.3      Form of Warrant.

         The Warrants shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents and attested to by the Secretary of the Company or an Assistant Secretary. The signature of any of such officers on the Warrants may be manual or facsimile.


                               SECTION 2.
                          EXCHANGE OF WARRANTS

         Each Warrant may be exchanged at the option of the holder thereof for another Warrant or Warrants entitling the holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant or Warrants surrendered then entitle such holder to purchase. Any holder desiring to exchange a Warrant or Warrants shall make such request in writing delivered to the Secretary of the Company, and shall surrender, properly endorsed, which endorsement shall be guaranteed as provided in Section 1.2 hereof if the new Warrant or Warrants are to be issued other than in the name of the holder, the Warrant or Warrants to be so exchanged at the office of the Secretary of the Company. Thereupon, a new Warrant or Warrants, as the case may be, as so requested, shall be delivered to the person entitled thereto.


                               SECTION 3.
            TERM OF WARRANTS; VESTING; EXERCISE OF WARRANTS

3.1      Term of Warrants.

         Each holder shall have the right, beginning on the date the Warrants have vested pursuant to Section 3.2 and continuing until 5:00 p.m., Eastern time, on the Expiration Date, to purchase from the Company the number of fully paid and nonassessable Warrant Shares that the holder may at the time be entitled to purchase on exercise of such vested Warrants at the Warrant Price. After the Expiration Date, any previously unexercised Warrants shall be cancelled.

3.2      Vesting of Warrants.

         The  Warrants  shall  vest as  follows:  (i) ten  percent
(10%) of the Warrants shall vest immediately upon issuance, (ii) an additional ten percent (10%) of the Warrants shall vest on January 3, 1997, (iii) an additional ten percent (10%) of the Warrants shall vest on April 16, 1997 and (iv) the remainder of the Warrants which have not been cancelled by operation of the following provisos shall also vest on April 16, 1997; provided that unvested Warrants shall be automatically cancelled as of the dates set forth below in the amount equal to the percentage of the total Warrants (vested and unvested) indicated in the table below based on the reduction of the Overall Credit Exposure effected by the Company as of, or prior to, such date:

=============================================================================
                  Reduction in Overall Credit Exposure
                               (millions)
- -----------------------------------------------------------------------------
      Date                 $40.0           $60.0         $80.0        $100.0
=============================================================================

October 31, 1996            40%             60%            75%           90%
- -----------------------------------------------------------------------------
January 2, 1997             20%             50%            65%           80%
- -----------------------------------------------------------------------------
April 15, 1997               0%             30%            55%           70%
=============================================================================

; provided further that any Warrants that have not vested on the Repayment Date shall not vest and shall be deemed cancelled.

         By way of illustration of the intended operation of the first proviso of this Section 3.2, the following example is provided: If on January 3, 1997 (1) the vested portion of the Warrant is 20% and the unvested portion of this Warrant is 80% and (2) the Overall Credit Exposure has been reduced by $60,000,000 after October 31, 1996 and on or before January 2, 1997, then on January 3, 1997 this Warrant shall consist of a vested portion equalling 20% of the original number of the Warrants (vested and unvested) and an unvested portion of 30% of the original number of the Warrants (vested and unvested) and Warrants for the remaining 50% of the original number of Warrants (vested and unvested) shall be deemed cancelled.

3.3      Exercise of Warrants.

         (a) A Warrant may be exercised upon surrender to the Company, in care of the Secretary of the Company, of the Warrant to be exercised, together with the duly completed and signed form of Election to Purchase attached hereto, and upon payment to the Company of the Warrant Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Warrant Price shall be made by either (i) check or wire transfer of immediately
available   funds  in   accordance   with  written  wire  transfer
instructions to be provided by the Company or (ii) by permitting the Company to retain the number of Warrant Shares as to which this Warrant is being exercised equal to the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (1) the Warrant Price times (2) the number of Warrant Shares as to which this Warrant is being exercised.

         (b) Subject to Section 5, upon such surrender of the Warrant and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 5, in respect of any fractional Warrant Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrant and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant is then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further that the transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 days.

         (c) The rights of purchase represented by the vested portion of this Warrant shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If a Warrant is exercised in respect of less than all of the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date, a new Warrant evidencing the remaining Warrant Shares will be issued, and the Company shall deliver the new Warrant pursuant to the provisions of this
Section 3.3.

         (d) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering of Common Stock or a Business Combination (as defined below), such exercise may at the election of the holder be conditioned upon the conclusion of such transaction, in which case such exercise shall not be deemed to be effective until the conclusion of such transaction.


                               SECTION 4.
        ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES

         The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as hereinafter described.

4.1      Mechanical Adjustments.

         The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price payable in connection therewith shall be subject to adjustment from time to time as follows:

                  (a) If the Company shall at any time pay a dividend on its Common Stock in shares of its Common Stock (including, if applicable, shares of Common Stock held by the Company in treasury or by a Subsidiary), subdivide its outstanding shares of Common Stock into a larger number of shares or combine its outstanding shares of Common Stock into a
         smaller   number  of  shares  or  otherwise   effect  a
         reclassifica- tion or recapitalization of the Common Stock, then in each such case the number of Warrant Shares thereafter issuable upon exercise of this Warrant shall be adjusted so that this Warrant shall thereafter be exercisable for the number of Warrant Shares equal to the number of shares of Common Stock which the holder would have held after the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (a) shall become effective retroactively to the related record date in the case of a dividend and shall become effective on the related effective date in the case of a subdivision, combination, reclassification or recapitalization.

                  (b) If the Company or a Subsidiary shall at any time issue or sell shares of Common Stock at a purchase price per share of Common Stock (the value of any consideration, if other than cash, to be determined as provided in
         Section 4.1(g)) less than (i) 75% of the lesser of (y) the Closing Price per share or (z) Average Market Price per share (determined as provided below), of the Common Stock, in the case of any such sale to an Affiliate of Company, or (ii) the Warrant Price per share of the Common Stock in the case of any other sale, in each case, on the date of issuance or sale (for the purpose of this paragraph (b), the "Adjustment Date"), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum (without duplication) of the number of shares of Common Stock outstanding on such date of issuance or sale and the number of additional shares of Common Stock so issued or sold, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such date of issuance or sale (excluding the number of additional shares so issued or sold) and the number of shares of Common Stock which the aggregate sale or issuance price of the total number of shares so issued or sold would purchase at such Average Market Price or Warrant Price, as applicable. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                  (c) If the Company or a Subsidiary shall at any time issue or sell Derivative Securities (as defined below) providing for the purchase of shares of Common Stock upon the conversion, exchange or exercise thereof at a price per share of Common Stock (taking into account any consideration received by the Company upon the issuance or sale of such Derivative Securities and any additional consideration to be received upon the conversion, exchange or exercise thereof, the value of such consideration, if other than cash, to be determined as provided in Section 4(g)) less than (i) 75% of the lesser of (y) the Closing Price per share or (z) the Average Market Price per share (determined as provided below), of the Common Stock, in the case of any such sale to an Affiliate of the Company, or (ii) the Warrant Price per share of the Common Stock in the case of any other sale, in each case, on the date of issuance or sale (for the purpose of this paragraph (c), the "Adjustment Date"), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock so issuable upon
         the   conversion,   exchange  or exercise  of  such Derivative
         Securities, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock which the aggregate sale price of the total number of shares so issuable would purchase at such Average Market Price or Warrant Price, as applicable. If all the shares of Common Stock so offered for subscription or purchase are not delivered upon the final conversion, exchange or exercise of such Derivative Securities, then, upon the final conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof, the number of Warrant Shares issuable upon exercise of this Warrant shall thereafter be readjusted to the number of Warrant Shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the conversion, exchange or exercise of such Derivative Securities, or the expiration, cancellation or other termination thereof rather than upon the number of shares of Common Stock issuable at the time such Derivative Securities were issued or sold. If the purchase price provided for in
         any  Derivative   Securities,   the additional consideration,
         if any, payable upon the conversion, exchange or exercise of any Derivative Securities or the rate at which any
         Derivative   Securities  are   convertible into  or
         exchangeable or exercisable for Common Stock shall change at any time (including, without limitation, at the time of or after such conversion, exchange or exercise), the number of Warrant Shares issuable upon exercise of this Warrant in effect at the time of such change shall be readjusted to the number of Warrant Shares issuable upon exercise of this Warrant which would have been in effect at such time had such Derivative Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, on the related Adjustment Date, and such readjustment shall become effective on the date of such change retroactive to the Adjustment Date; provided, that no such readjustment shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of this Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance or sale of the Derivative Securities. For the purposes of this paragraph (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary. If an adjustment is made pursuant to this subparagraph (c) in connection with the issuance or sale of any Derivative Securities, then no further adjustment shall be made under any provision of this Section 4.1 in connection with the subsequent issuance or sale of shares of Common Stock or other securities in connection with the exercise, conversion or exchange of such Derivative Securities (except for the adjustments upon final conversion, exhange, exercise, expiration, cancellation or termination of such Derivative Securities provided for above).

                  (d) If the Company shall at any time declare or pay a dividend or other distribution on its Common Stock other than a stock dividend payable solely in shares of Common Stock or a cash dividend paid out of current earnings (the value of any such dividend or other distribution, if other than cash, to be determined as provided in Section 4(g)), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after the record date therefor (for the purpose of this paragraph (d), the "Adjustment Date") shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date and the number of additional shares of Common Stock which the aggregate value of such dividend or distribution would purchase at the Average Market Price relating to such Adjustment Date and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date. For the purposes of this paragraph (d), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                  (e) If the Company or a Subsidiary shall at any time purchase shares of Common Stock at a price per share of Common Stock (the value of any consideration, if other than cash, to be determined as provided in Section 4(g)) less than the Average Market Price per share of the Common Stock on the date of such purchase (for the purpose of this paragraph
         (e), the "Adjustment Date"), then in each such case, the number of Warrant Shares thereafter issuable upon exercise of this Warrant after such Adjustment Date shall be determined by multiplying the number of Warrant Shares issuable upon exercise of this Warrant on the date immediately preceding such Adjustment Date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such Adjustment Date (excluding the shares so purchased) and the number of additional shares of Common Stock which the aggregate purchase price of the total number of shares so purchased would purchase at such Average Market Price and the denominator of which shall be the sum (without duplication) of the number of shares of Common Stock outstanding on such Adjustment Date and the number of shares of Common Stock so purchased. For the purposes of this paragraph (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company or by a Subsidiary.

                  (f)  In   case   of   any   capital   reorganization
         or any reclassification (other than a change in par value) of the capital stock of the Company, or of any exchange or conversion of the Common Stock for or into securities of another corporation, or in case of the consolidation or merger of the Company with or into any other person (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or in case of any sale or conveyance of all or substantially all of the assets of the Company (any of the foregoing being a "Reorganization Transaction"), the person formed by such consolidation or resulting from such capital reorganization, reclassification or merger shall make provision such that this Warrant (subject to the provisions of Section 3.3(d) and Section 10, if applicable) shall thereafter be exercisable for the kind and amount of shares of stock, other securities, cash and other property receivable upon such Reorganization Transaction by a holder of the shares of Common Stock equal to the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the effective date of such Reorganization Transaction, assuming (1) such holder of Common Stock of the Company is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (2) such person failed to exercise his rights of election (i.e., appraisal rights, dissenter's rights or other similar rights), if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Transaction and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holder, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the number of Warrant Shares issuable upon exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relating to any shares of stock or other securities or other property thereafter deliverable upon exercise of this Warrant. The provisions of this
         Section  4.1(f) shall apply to successive Reorganization
         Transactions.

                  (g) If any shares of Common Stock or Derivative Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any shares of Common Stock or Derivative Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof, in each case as of the date of such issuance or sale. In case any shares of Common Stock or Derivative Securities are issued to the owners of the non-surviving or selling entity in connection with any merger or consolidation or sale, lease or conveyance of all or substantially all the assets of such entity, or other business combination in which the Company is the surviving or purchasing entity, the amount of consideration therefor shall be deemed to be the
         fair value  of  such   portion  of  the  net  assets  and
         business of the non-surviving entity as is attributable to such shares of Common Stock or Derivative Securities, as the case may be. The fair value of any consideration received by the Company or dividends or distributions paid by the Company, in each case, other than cash or marketable securities, shall be determined jointly by the Company and the holders of at least a majority of the total number of Warrants (the "Required holders"). If such persons are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Required holders, whose determination shall be final and binding on the Company and all holders of the Warrants. The fees and expenses of such appraiser shall be paid by the Company.

                  (h) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution on its Common Stock or (2) to subscribe for or purchase shares of Common Stock or Derivative Securities, then such record date shall be deemed to be the date of the payment or distribution of such dividend or other distribution or the date of issuance and sale of any shares of Common Stock deemed to have been issued or sold in connection therewith.

                  (i) All calculations under this Section 4 shall be made to the nearest one-thousandth of a share of Common Stock.

                  (j) Whenever the number of Warrant Shares issuable upon the exercise of this Warrant is adjusted or readjusted pursuant to paragraphs (a) through (h), inclusive, above, the Warrant Price payable upon exercise of this Warrant shall be adjusted or readjusted by multiplying such Warrant Price immediately prior to the related Adjustment Date by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately preceding such Adjustment Date, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter; provided, that no such readjustment pursuant to paragraph (c) above with respect to the conversion, exchange or exercise, or expiration, cancellation or other termination, of any Derivative Securities shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance or sale of such Derivative Securities.

                  (k) If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, in each case which result or could result in the issuance of securities by the Company as opposed to the payment of cash), then the Company's Board of Directors shall make an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant and the Warrant Price so as to protect the rights of this Warrant. No adjustment to the Warrants or the Warrant Price need be made, however, pursuant to this Section 4 or otherwise, as a result of the issuance of securities, Derivative Securities or other equity rights of the Company pursuant to any securities-related employee benefit plan of the Company or its Subsidiaries.


                  (l) For the  purpose of this  Section  4, the term
         "shares of Common Stock" shall mean (1) the class of stock designated as the Common Stock of the Company at the date
         of this  Warrant  or (2) any other   class  of  stock resulting
         from   successive   changes   or reclassification  of such
         shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (a) through (k), inclusive, above, the holder shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (k), inclusive, above, and the provisions of Sections 4.2, 4.3, 4.4 and 4.5, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other shares.

4.2      Time of Adjustments.

         Unless otherwise expressly noted above, each adjustment required by Section 4.1 shall be effective as and when the event requiring such adjustment occurs.

4.3      Notice of Adjustment.

         Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment.

4.4      No Adjustment for Cash Dividends.

         Except as provided in Section 4.1, no adjustment shall be made during the term of a Warrant or upon the exercise of a Warrant in respect of any cash dividends declared or paid on the Common Stock.

4.5      Statement on Warrants.

         Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the initial Warrant.


                               SECTION 5.
                          FRACTIONAL INTERESTS

         No fractional Warrant Shares shall be issued upon the exercise of Warrants, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Price per Warrant Share on the Trading Day immediately preceding the date of exercise of the Warrant times such fraction. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.

                               SECTION 6.
                                 TAXES

         The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Warrant Shares in Durham, North Carolina upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant or certificates for Warrant Shares in a name other than that of the registered holder of such Warrant, and no such issue or delivery shall be made unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


                               SECTION 7.
                     RESERVATION OF WARRANT SHARES;
            PURCHASE OF WARRANTS; CANCELLATION OF WARRANTS;
                        RESTRICTIONS ON TRANSFER

7.1      Reservation of Warrant Shares.

         (a) There have been reserved, and the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock that shall from time to time be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. All Warrants surrendered in the exercise of the rights thereby evidenced shall thereupon be cancelled by the Company and retired. Promptly after the Expiration Date, the Secretary of the Company shall certify to the Company the aggregate number of Warrants then outstanding, and thereafter no shares of Common Stock shall be subject to reservation in respect of such Warrants. The Company shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the exercise of all the then outstanding Warrants.

         (b) All shares of Common Stock or other securities issued upon exercise of the Warrants for a Warrant Price equal to at least the par value of such Common Stock at such time will, upon issuance in accordance with the terms hereof, be validly issued, fully paid and nonassessable, free from all liens, charges, security interests and encumbrances created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights. The Company shall not be required to issue any Common Stock or other securities pursuant to the Warrants at a Warrant Price less than the par value of such Common Stock or such other securities at such time; provided however that, other than in connection with a transaction resulting in an adjustment to the Warrant Price pursuant to Section 4, the Company shall not increase the par value of its Common Stock to an amount in excess of $.01 per share.

7.2      Purchase of Warrants by the Company.

         Any of the Company and its Subsidiaries shall have the right, except as limited by law, other agreements or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

7.3      Cancellation of Warrants.

         If any of the Company and its Subsidiaries shall purchase or otherwise acquire Warrants, the same shall thereupon be cancelled by the Company and retired. The Company shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part. The Warrants shall also be subject to cancellation as set forth in Section 3.2. At any time that the Warrants or a portion thereof are cancelled or deemed cancelled in accordance with the terms of this Warrant, then such Warrants or portion thereof and all rights related thereto including, without limitation the adjustment provisions of Section 4, shall be cancelled, void and of no further force or effect.

7.4      Transfer Restrictions.

         (a) Each holder acknowledges that the Company issued and sold the Warrants owned by the holder and will issue and sell the Warrant Shares in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Each holder represents that (1) it has acquired the Warrants and will acquire the Warrant Shares for investment and without any view toward distribution of any of the shares to any other person, (2) it will not sell or otherwise dispose of the Warrants or the Warrant Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of the Warrants or the Warrant Shares other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless the Company shall have been advised by counsel that the sale does not meet the requirements of Rule 144 for the sale, it will deliver to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such registration is unnecessary.

         (b) Each Warrant and each certificate for Warrant Shares and any Warrant or any certificate issued in exchange therefor or on conversion or upon transfer, except Warrants or certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear a legend to the following effect:

                  "The  [Warrants/shares]  represented by this
         certificate have not been  registered  under the  Securities
         Act of 1933 and may not be offered,   sold,   transferred  or
         otherwise  disposed  of  except  in compliance with said Act"

                  ; provided that such legend shall be removed by delivery of one or more substitute Warrants or certificates, as the case may be, without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange

Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.


                               SECTION 8.
                     MUTILATED OR MISSING WARRANTS

         If any Warrant shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof reasonably satisfactory to it, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant shall comply with such other reasonable requirements (including, without limitation, entering into an appropriate indemnity agreement and/or the posting of an appropriate bond) and pay such reasonable charges as the Company may prescribe.


                               SECTION 9.
                        NO RIGHTS AS STOCKHOLDER

         Nothing contained in this Warrant or in any of the Warrants shall be construed as conferring upon the holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.



                              SECTION 10.
                           NOTICE TO HOLDERS

         At any time prior to the expiration of the Warrants and prior to their exercise, if any of the following events shall occur:

                  (1) the Company shall declare any dividend (or any other distribution) on Common Stock other than a cash dividend or shall declare or authorize repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

                  (2) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of Common Stock or any Derivative Securities; or

                  (3) the Company shall propose any capital reorganization, recapitalization, subdivision or reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value or from no par value to par value), or any consolidation or merger to which the

         Company is a party for which approval of any stockholders of the Company shall be required, or the sale, transfer or lease of all or substantially all of the assets of the Company; or

                  (4) the voluntary or involuntary  dissolution,
         liquidation or winding  up  of  the  Company   (other  than  in
         connection   with  a consolidation,  merger,  or  sale  of all
         or substantially all of its property, assets and business as an entirety) shall be proposed;

then the Company shall give notice in writing of such event to the holders at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed consolidation, merger, sale, transfer or lease of assets, dissolution, liquidation or winding up. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.


                              SECTION 11.
                    LISTING ON SECURITIES EXCHANGES

         The Company shall use all reasonable efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its reasonable efforts to maintain such listing, so long as any other shares of Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant, and the Company shall use all reasonable efforts to so list on each national securities exchange, and shall use all reasonable efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange. Any such listing shall be at the Company's expense.


                              SECTION 12.
                                NOTICES

         All notices, requests and other communications with respect to the Warrants shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the holder at the address in the Warrant Register and the Company at its offices at 2828 Croasdale Drive, Durham, North Carolina, 27704 or at any other address as the holder or the Company, as the case may be, may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid and sent certified or registered mail, return receipt requested or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.


                              SECTION 13.
               NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE

         (a) Prior to the Expiration Date, no failure or delay by any holder in exercising any right, power or privilege with respect to the Warrants shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Warrants shall be cumulative and not exclusive of any rights or remedies provided by law.

         (b) In view of the uniqueness of the Warrants, a holder would not have an adequate remedy at law for money damages in the event that any of the obligations arising under the Warrants is not performed in accordance with its terms, and the Company therefore agrees that the holder shall be entitled to specific enforcement of the terms of the Warrants in addition to any other remedy to which they may be entitled, at law or in equity.


                              SECTION 14.
                            AMENDMENTS, ETC

         No amendment, modification, termination, or waiver of any provision of a Warrant, and no consent to any departure from any provision of the Warrant, shall be effective unless it shall be in writing and signed and delivered by the Company and the holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given. The rights of the holder and the terms and provisions of this Warrant including, without limitation, the performance of the obligations of the Company hereunder, shall not be affected in any manner whatsoever by the terms and provisions of any other agreement, whether entered into prior to or after the date of this Warrant unless the holder is an express party to such agreement or has otherwise executed and delivered a written acknowledgement to such agreement agreeing to be bound thereby.


                              SECTION 15.
                             GOVERNING LAW

         The Warrants shall be governed by and construed in accordance with the internal laws of the State of Delaware. All rights and obligations of the Company shall be in addition to and not in limitation of those provided by applicable law.

                              SECTION 16.
                       SEVERABILITY OF PROVISIONS

         Any provision of the Warrants that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceab- ility without invalidating the remaining provisions of the Warrants or affecting the validity or enforceability of the provision in any other jurisdiction.


                              SECTION 17.
                        HEADINGS AND REFERENCES

         Headings in the Warrants are included for the convenience of reference only and do not constitute a part of the Warrants for any other purpose. References to parties and sections in the Warrant are references to the parties or the sections of the Warrant, as the case may be, unless the context shall require otherwise.


                              SECTION 18.
                         EXCLUSIVE JURISDICTION

         Each of the Company and the holder, by acceptance hereof, (1) agrees that any legal action with respect to the Warrant shall be brought exclusively in the courts of the State of North Carolina or of the United States of America for the Western District of North Carolina, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and
(3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in a legal action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may not be asserted in an original action in the courts referred to in clause (1) above.


                              SECTION 19.
                          WAIVER OF JURY TRIAL

         Each of the Company and the holder waives, by acceptance hereof, any right to a trial by jury in any legal action to enforce or defend any right under the Warrants or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with the Warrants and agrees that any legal action shall be tried before a court and not before a jury.

                              SECTION 20.
                              DEFINITIONS

         For the purpose of this Warrant, the following terms have the following meanings:

                  (a)  "Affiliate"  of a person  means any other person
         (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its subsidiaries, (2) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the person or any of its subsidiaries or (3) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Average Market Price" per share of Common Stock on any date means the average of the daily Closing Prices for the fifteen (15) consecutive Trading Days commencing twenty
         (20) Trading Days before the date of declaration or authorization by the Board of Directors of the Company of such issuance or distribution.

                  (c) "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of North Carolina or the State of Delaware or is a day on which Banking institutions located in either state are authorized or required by law or other governmental action to close.

                  (d)      "Business Combination" means, whether
         concluded or intended to be concluded in one transaction or series of transactions, each of the following:


                           (1)      the merger or consolidation of any
                  of the Company and its Subsidiaries with or into any person other than the Company or a wholly- owned Subsidiary of the Company;

                           (2)      the transfer of a substantial
                  portion of the assets of any of the Company and its Subsidiaries to any person or group other than the Company or a wholly-owned Subsidiary of the Company;

                           (3)      an acquisition from any of the
                  Company, it Subsidiaries and its stockholders of any shares of Common Stock or other securities of the Company; or

                           (4)      any tender offer (including a
                  self-tender offer) or exchange offer,
                  recapitalization, liquidation, dissolution or similar transaction involving any of the Company and its Subsidiaries;

                  (e) "Closing Price" means the last reported sales price, regular way, per share of Common Stock on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in each case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System.

                  (f) "Credit Agreement" means that certain Credit Agreement dated as of July 29, 1994 as amended by the First Amendment to Credit Agreement dated as of April 12, 1995, the Second Amendment to Credit Agreement dated as of August 10, 1995 and the Third Amendment, by and among the Company, the lenders party thereto and First Union National Bank of North Carolina, as agent, as amended to the date hereof and as further amended, restated, supplemented or otherwise modified from time to time.

                  (g)      "Credit Facilities" means the Credit
         Agreement and the Overline Credit Agreement, collectively.

                  (h) "Derivative Securities" means securities convertible into or exchangeable or exercisable for shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock, options for the purchase of, or calls, commitments or other claims of any character relating to, the issuance of shares of Common Stock or any securities convertible into or exchangeable for any of the foregoing.


                  (i)      "Expiration Date" means May __, 2001

                  (j) "Overall Credit Exposure" means, as of any date of determination, the total aggregate principal amount of outstanding credit extensions and undrawn credit commitments of the lenders under the Credit Facilities.

                  (k) "Overline Credit Agreement" means that certain Secured Overline Credit Agreement of even date herewith by and among the Company, the lenders party thereto and First Union National Bank of North Carolina, as agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  (l) "Repayment Date" means the date on which all Credit Obligations (as defined in the Credit Agreement) and all Overline Obligations (as defined in the Overline Credit Agreement) are paid in full in cash and the corresponding commitments of each of the Lenders (as defined in the Credit Agreement) and Overline Lenders (as defined in the Overline Credit Amendment) with respect thereto are terminated and all letters of credit issued pursuant to any of the foregoing have been cancelled.

                  (m) "Securities Act" means the Securities Act of 1933, as amended.

                  (n) "Subsidiary" means (A) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or
         (B) a partnership or limited liability company in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership or a member of such limited liability company, but only if the Company or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership or limited liability company upon its dissolution.

                  (o) "Third Amendment" means the Third Amendment and Limited Waiver to Credit Agreement, of even date herewith, by and among the Company, the lenders party thereto and First Union National Bank of North Carolina, as agent.

                  (p) "Trading Day" means, as applied to any class of stock, any day on which the New York Stock Exchange or, if shares of such stock are not listed or admitted to trading on the New York Stock Exchange, the principal national securities exchange on which the shares of such stock are listed or admitted for trading or, if the shares of such stock are not listed or admitted for trading on any national securities exchange, any Business Day.


              [Remainder of page intentionally left blank]

         THIS WARRANT is executed and delivered by the Company on the date set forth below in __________, __________.


Dated:                      1996             COASTAL PHYSICIAN GROUP, INC.


                                             By:
                                                 Name:
                                                 Title:

ATTEST:

By:
    Name:
    Title:

                     COASTAL PHYSICIAN GROUP, INC.

                          Election to Purchase

                                                            Mail Address





         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for and to purchase thereunder __________ shares of Common Stock and hereby makes payment of ___________ in payment of the exercise price therefor, and requests that certificates for such shares be issued in the name of




          (Please Print Name, Address and Social Security No.)



and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned holder of this Warrant or his Assignee as below indicated and delivered to the address stated below.

Date:                  , 19   .

Name of holder of this Warrant or Assignee:
                     (Please Print)

Address:


Signature:

Note: The above signature must correspond with the name as written upon
the face of  this  Warrant   Certificate  in  every  particular without
alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:

                               ASSIGNMENT

             (To be signed only upon assignment of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

[                                ]


its right to purchase __________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

DATED:              , 19   .

Signature of Registered holder:

Note: The above signature must correspond with the name as written upon
the face of  this  Warrant   Certificate  in  every  particular without
alteration or enlargement or any change whatever unless this Warrant has been assigned.

Signature Guaranteed:

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